UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: December 23, 2013

(Date of earliest event reported)

HAUPPAUGE DIGITAL INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-13550	11-3227864
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

91 Cabot Court, Hauppauge, New York 11788

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (631) 434-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

By letter dated December 17, 2013, which was received on December 23, 2013 by mail, Bernard Herman retired as a member of the board of directors of Hauppauge Digital Inc. after serving in that position for approximately 17 years. In connection with his retirement, Mr. Herman resigned from the Board. Mr. Herman’s retirement and resignation are not due to any disagreements with the Company or any of its operations, policies or practices. The Company’s board of directors and management are grateful for Mr. Herman’s commendable service on the Board since 1996, and have wished him well in his retirement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAUPPAUGE DIGITAL INC.

Date: December 26, 2013	By:	/s/ Gerald Tucciarone
Gerald Tucciarone Chief Financial Officer